Exhibit 99.2

SIMAT, HELLIESEN & EICHNER, INC.

Unaudited Consolidated Balance Sheet

(in thousands)

Assets

September 30, 2007
Current Assets:
Cash and cash equivalents	$2,549
Accounts receivables, net	10,180
Prepaid expenses and other	316
Deferred income taxes	242

Total Current Assets	13,287

Total Property and Equipment, net	651
Other Assets:
Goodwill	2,932
Other intangible assets	927
Other assets	2,049

Total Assets	$19,846

Current Liabilities:
Accounts payable	$508
Accrued expenses	721
Accrued salaries and benefits	2,692
Current portion of long-term debt	142
Income taxes payable	246

Total Current Liabilities	4,309

Long-Term Liabilities:
Long-term debt	2,221
Other liabilities	1,793

Total Liabilities	8,323

Total Shareholders’ Equity	11,523

Total Liabilities and Shareholders’ Equity	$19,846

The accompanying notes are an integral part of these consolidated financial statements.

SIMAT, HELLIESEN & EICHNER, INC.

Unaudited Consolidated Statements of Earnings

(in thousands)

	Nine months ended September 30,
	2007	2006
Revenue	$26,418	$23,774
Direct Costs	3,506	3,667
Operating costs and expenses:
Operating expenses	16,562	14,459
Bonuses	2,367	2,100
Service Fees	—	300
Depreciation and amortization	561	433

Total operating costs and expenses	19,490	17,292

Operating income	3,422	2,815
Interest income/ (expense)	10	(86)
Foreign Exchange losses	(393)	(120)

Income before taxes	3,039	2,609
Income tax expense	1,282	1,152

Net income	$1,757	$1,457

The accompanying notes are an integral part of these consolidated financial statements.

SIMAT, HELLIESEN & EICHNER, INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,
	2007	2006
Cash Flows from Operating Activities
Net income	$1,757	$1,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	561	433
Bad debt expense	620	625
Changes in operating assets and liabilities:
Accounts receivables, net	(3,134)	(1,137)
Prepaid expenses and other	95	(94)
Accrued expenses	(433)	(53)
Income tax payable	(435)	(332)
Other assets	(180)	(3)

Net Cash Provided by (Used in) Operating Activities	(1,149)	896

Cash Flows from Investing Activities
Capital expenditures	(339)	(257)
Capitalization of software development costs	(119)	(112)
Purchase of investments for deferred compensation plan	(400)	—

Net Cash Used in Investing Activities	(858)	(369)

Cash Flows from Financing Activities
Repayment of long-term debt	(99)	(131)
Issuance of common stock	5	3
Payments received on shareholder notes	15	15

Net Cash Provided by Financing Activities	(79)	(113)
Effect of Exchange Rate on Cash	258	129

Net (Decrease) Increase in Cash and Cash Equivalents	(1,828)	543
Cash and Cash Equivalents, beginning of period	4,377	2,031

Cash and Cash Equivalents, end of period	$2,549	$2,574

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation of Unaudited Consolidated Financial Statements

The accompanying unaudited consolidated financial statements of Simat, Helliesen & Eichner, Inc. and subsidiaries (the “Company”). All intercompany transactions between affiliated companies have been eliminated.

The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes to the financial statements of Simat, Helliesen & Eichner, Inc., and subsidiaries included elsewhere in this Form 8-K/A. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the consolidated financial position and consolidated results of operations for the interim periods have been presented herein. The consolidated results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

Note 2—Investments

The Company’s investments, which were primarily in mutual funds, were held for an indefinite period and, therefore, are classified as available-for-sale. At September 30, 2007, the cost of the investments approximated market value, which amounted to approximately $1,793,000. The Company made these investments to provide funding for its deferred compensation obligation.

Note 3—Credit Facility

The Company maintained an unsecured $1,000,000 working capital revolving credit facility with a German bank, Landesbank Hessen-Thuringen Girozentrale, New York Branch (“Helaba”). Interest was payable monthly on outstanding borrowings at a per annum rate of LIBOR plus 1% (6.3% at September 30, 2007). In addition, the Company was charged an annual fee equal to .5% of the total commitment whether or not borrowings were drawn against it. There were no outstanding loans payable to Helaba for the nine months ended September 30, 2007 under the revolving credit facility. The credit facility was guaranteed by Lufthansa Consulting GmbH, a related party (see Note 6). Pursuant to the merger with ICF Consulting Group, Inc. “ICF”, on December 3, 2007, the Company obtained a consent from Helaba to terminate the revolving credit facility.

Note 4—Note Payable – Bank

The Company had an unsecured loan agreement with Helaba. Interest was payable monthly at a per annum rate equal to LIBOR plus 1.1% (6.4% at September 30, 2007). At September 30, 2007, $1,500,000 was outstanding and included in long-term debt. Pursuant to the merger with ICF, the Company obtained a consent from Helaba to terminate the loan agreement and to pay the outstanding note and accrued interest. On December 3, 2007, the total balance of the note and outstanding interest was paid in full.

Note 5—Long-Term Debt

At September 30, long-term debt consisted of:

2007
Note payable to the seller of The Center for Airport Management LLC (“CAM”), with monthly installments ranging from $12,500 to $16,666 through September 2009, with interest imputed at 5.25%. Pursuant to the merger with ICF, the Company obtained a consent from the seller of CAM for a debt prepayment. On December 3, 2007, the total balance of the debt and outstanding interest was fully paid. All assets of CAM were subject to a security interest in favor of the seller of CAM to secure the Company’s note. This security interest was released in connection with the merger with ICF.	$284,198
Less: Current portion	142,099

$142,099

Note 6—Related Party Transactions

At September 30, 2006, the Company owed $550,000 to Lufthansa Systems America, Inc. (“LSYA”), a wholly owned subsidiary of Lufthansa Systems GmbH (“LSY”) (a former shareholder of the Company—see Note 8). This amount is included in accrued expenses and other current liabilities on the accompanying consolidated balance sheets. In 2006, LSYA provided certain general and administrative services to the Company upon its request, and the Company was obligated to pay for such service fees rendered at rates customarily charged for equivalent services by unrelated third parties in arms-length transactions. For the nine months ended September 30, 2006, approximately $360,000 was charged to operations. In 2007, LSYA agreed to waive a cumulative charge of $400,000, which has been accounted for as capital contributed by Lufthansa Consulting GmbH (“LC”), an affiliate of LSYA. There were no general and administrative services rendered by LSYA for the nine months ended September 30, 2007.

Note 7—Concentration of Credit Risk

Cash and Cash Equivalents

The Company maintained cash balances at several banks. Bank accounts of SH&E, Kurth, and CAM were insured by the Federal Deposit Insurance Corporation up to $100,000. SH&E Limited had cash deposits in foreign banks, which were uninsured. In addition, the Company maintained cash balances in money market funds. Such balances were not insured.

Accounts Receivable

The Company performs ongoing credit evaluations of its customers and provides reserves for potential credit losses.

At September 30, 2007, the Company had approximately 58% of its accounts receivable from foreign-based clients.

Note 8—Commitments, Contingencies and Other Comments

Leases

The Company leases office space under non-cancellable operating leases through 2012. As of September 30, 2007, minimum aggregate annual rentals, excluding escalation charges, were as follows:

2007 - Remainder	$345,000
2008	1,553,000
2009	1,522,000
2010	1,289,000
2011	954,000
Thereafter	922,000

$6,585,000

Rent expense charged to operations for the nine months ended September 30, 2007 and 2006 amounted to approximately $1,360,000 and $1,401,000, respectively.

Shareholders’ Agreement

The Company and its shareholders were party to an agreement (the “SH Agreement”) whereby LSY acquired 49% of the outstanding common stock from the shareholders of SH&E.

Under the terms of the SH Agreement, if LSY proposed to transfer any of the SH&E shares it held, the Company and/or the SH&E shareholders had the option to exercise first offer rights and purchase the shares offered for an agreed-upon price, even if it is less than the offer price. In the event the Company required funding to facilitate its first offer rights, LSY had agreed to provide a loan to the Company and/or its majority shareholders.

If at any time prior to the date on which LSY owned less than 25% of the issued and outstanding shares of SH&E, the Company proposed to issue and sell shares of common stock to any person, up to a maximum of 5% of the total shares outstanding, LSY had the right to elect to purchase a number of equivalent shares at the same issue price.

On December 11, 2006, LSY transferred all of its shares of common stock of SH&E to LC. Additionally, the SH Agreement was amended to substitute LC as a shareholder and party to the SH Agreement. The December 11, 2006 amendment reflected the transfer and related assignment and assumption of LSY’s rights as an SH&E shareholder to LC.

Employment Agreements

Pursuant to the merger with ICF, the executive employment agreements with Mr. David H. Treitel and Ms. Deborah T. Meehan that were due to expire on March 31, 2012 were terminated and replaced by separate employment agreements between ICF and Mr. Treitel and Ms. Meehan, respectively.

Note 9—Subsequent Event

On December 3, 2007, the shareholders of the Company sold 100% of their SH&E common stock to ICF for approximately $51,895,000, which was reduced by the amounts of SH&E’s transaction fees and expenses and certain administrative costs required to wind down SH&E’s benefit plans, as well as the cost to redeem the shares of SH&E common stock held by SH&E’s Employee Stock Ownership Plan.